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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549
                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE


                      SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported) April 19, 1996



                             LOMAK PETROLEUM, INC.
             (Exact name of registrant as specified in its charter)
                         COMMISSION FILE NUMBER 0-9592




                DELAWARE                                                                    34-1312571
      (State or other jurisdiction                                                        (IRS Employer
    of incorporation or organization)                                                 Identification Number)


        500 THROCKMORTON STREET                                                                76102
           FORT WORTH, TEXAS                                                                 (Zip Code)
(Address of principal executive offices)



      Registrant's telephone number, including area code:  (817) 870-2601
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ITEM 2.          Acquisition Or Disposition Of Assets.
                 -------------------------------------

         On April 4, 1996, Lomak Petroleum, Inc. ("Lomak") executed an asset purchase agreement with a private company for $38 million to acquire a group of oil and gas properties. Approximately 90% of the reserves are in Texas, Oklahoma and New Mexico, with the remainder in the Rocky Mountains. The properties include 288 producing wells and 108 proven recompletion and development drilling opportunities. Also included are 17,300 net acres located in east and south Texas.

         The source of funds to be used for the acquisition will consist of $38 million of long-term debt utilizing Lomak's existing bank credit facility and its working capital.

         The foregoing description of the above described transaction is qualified in its entirety by reference to the Agreement, which is being filed herewith as Exhibit 1 and is fully incorporated by reference herein.


ITEM 7.          Financial Statements and Exhibits.
                 ----------------------------------

         (c)     Exhibits
                 --------

                 1. Asset Purchase Agreement dated April 4, 1996 between Bannon
                    Energy Incorporated and Lomak Petroleum, Inc.

                 2. Press Release issued by Lomak Petroleum, Inc. on April 8,
                    1996.





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LOMAK PETROLEUM, INC.



                                            By   /s/ Thomas W. Stoelk
                                                 -------------------------
                                                 Thomas W. Stoelk
                                                   Chief Financial Officer





April 19, 1996





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